UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2006

PANAMSAT HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32456	20-1728720
(Commission File Number)	(IRS Employer Identification No.)

20 Westport Road, Wilton, Connecticut 06897
(Address of Principal Executive Offices) (Zip Code)

(203) 210-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 14, 2006, PanAmSat Holding Corporation (the “Company”) entered into a First Supplemental Indenture (the “Supplemental Indenture”) with The Bank of New York, as trustee, as contemplated by an Offer to Purchase and Consent Solicitation Statement, dated May 30, 2006, as amended (the “Solicitation Statement”) in respect of the tender offer (the “Offer”) for any and all of the Company’s outstanding 10-3/8% Senior Discount Notes due 2014 (the “Notes”) and related consent solicitation (“Consent Solicitation”).

Subject to becoming operative as described below, the Supplemental Indenture will amend the Indenture, dated as of October 19, 2004, between the Company and the Trustee, as trustee (the “Indenture”), pursuant to which the Company issued its Notes. The Supplemental Indenture, among other things, will eliminate (i) all events of default other than events of default relating to the failure to pay principal of and interest on the Notes and (ii) substantially all of the restrictive covenants in the Indenture and the Notes.

The Supplemental Indenture is binding, but the amendments contemplated by the Supplemental Indenture will not become operative until the time and date at which the Company notifies the Trustee, in its capacity as depositary for the Notes in connection with the Offer and the Consent Solicitation, that the validly tendered Notes are accepted for purchase pursuant to, and subject to the conditions set forth in, the Solicitation Statement. One of the conditions set forth in the Solicitation Statement is that all of the conditions to the merger (the “Merger”) set forth in the previously disclosed Merger Agreement, dated as of August 28, 2005, among the Company, Intelsat (Bermuda), Ltd. and Proton Acquisition Corporation (the “Merger Agreement”), shall have been satisfied and the Merger shall have been consummated on the terms set forth in the Merger Agreement. Other conditions set forth in the Solicitation Statement include, but are not limited to, the Company having available funds sufficient to pay the total consideration payable in the Offer with respect to all Notes (regardless of the amount of Notes tendered) from the offer and sale of certain newly issued notes on terms and conditions acceptable to the Company.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01               Other Events.

On June 14, 2006, the Company issued a press release announcing, among other things, the results of the Consent Solicitation and the execution of the Supplemental Indenture. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

As a consequence, the Company does not intend to offer the approximately $725 million of senior notes due 2016 as previously reported.  PanAmSat Corporation is proceeding with its previously reported proposed offering of approximately $575 million of senior notes due 2016.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Supplemental Indenture, dated as of June 14, 2006, between PanAmSat Holding Corporation and The Bank of New York, as trustee

99.1	Press Release dated June 14, 2006

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION (Registrant)

Date: June 14, 2006

/s/ James W. Cuminale
Name: James W. Cuminale
Title: Executive Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Supplemental Indenture, dated as of June 14, 2006, between PanAmSat Holding Corporation and The Bank of New York, as trustee

99.1	Press Release dated June 14, 2006